EXHIBIT 10.27

Kellis Commercial Inc.

2115 S. 56th St., Suite 205 / Tacoma, Washington 98409 / (206) 475-4363

BROADWAY PLACE
OFFICE BUILDING LEASE

1. PARTIES

This Lease, dated, for reference purposes only, March 7, 2000, is made by and between Shaub Properties Inc. (herein called “Landlord”) and Advance TelCom Group, Inc., a California Corporation (herein called “Tenant”).

2. PREMISES

Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain office space (herein called “Premises”) indicated on Exhibit “A-1” (less the generator area) attached hereto and made a part hereof located in that certain building on the real property legally described on Exhibit “A3’’ at the address known as 1124 Broadway, Tacoma, WA 98402 (“Building”), said Premises being agreed, for the purpose of this Lease, to have (a) an area of approximately 3110 square feet on the second floor of the Building for offices use.  The parties hereto understand and agree that the square footage references set forth above are for reference purposes only and the accuracy thereof is not warranted by the Landlord and any inaccuracy therein shall not effect the rent or Tenant’s share of operating expenses payable under this Lease.

Said Lease is subject to the terms, covenants and conditions herein set forth and the Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of said performance.

3. TERM

The term of this Lease shall be for 9 years and 10 months, commencing on the 1st day of April 2000 and ending on the 31st day of January 2009.

4. POSSESSION

The Lease shall commence on April 1, 2000.  If the Commencement Date has not occurred for any reason whatsoever on or before April 1,2000, then, as Tenant’s sole remedy, Tenant may terminate the Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant.

5. RENT

Tenant agrees to pay to Landlord as rental, without prior notice or demand, for the Premises the sum of $2,332.50, beginning on April 1, 2000 and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof; provided, no rent shall be payable on April 1, 2000 or May 1, 2000 (free rent period).  Thereafter the monthly rent rate beginning February 1,2001 shall be $2402.48, the monthly rent beginning February 1, 2002 shall be $2,475.04, monthly rent beginning February 1, 2003 shall be $2,550.20.  Said rental shall be paid to Landlord, without deduction or offset in lawful money of the United States of America, which shall be legal tender at the time of payment in Tacoma, Washington, or to such other person or at such other place as Landlord may from time to time designate in writing.  On the first day of the fifth lease year, and annually thereafter, the then current fixed monthly rental shall be increased but in no event decreased by the percentage by which the U.S.  All Urban Consumer Price Index (1982-1984 equals 100) (“Index”), as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the previous calendar month, shall have increased from the said price index for 12 months prior.  In the event the said Index shall hereafter he converted to a different standard reference base or otherwise revised, the determination of the percentage increase shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics.  In the event the Index shall cease to be published, then, for the purposes of this paragraph, there shall be substituted for the Index such other Index as Landlord and Tenant shall agree upon, and, if they are unable to agree within ninety (90) days after the Index ceases to he published, such matters shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty- (30) day month.  Rental shall be paid to Landlord, c/o Kellis Commercial Inc., 2115 S. 56th St. Suite 205, Tacoma, WA, 98409, without deduction or offset.  In addition to the base rental described herein, Tenant agrees to pay Landlord the following additional rental:

(a)           Whenever, for any calendar year, Landlord’s estimated operating expenses of the Building, as defined herein, are greater than the actual operating expenses for the base year which is 2000, then in addition to the monthly rental described above, Tenant shall pay such increased expenses as additional rent.  Payments shall be increased effective January 1, and on the same date of each month thereafter, by an amount equal to one-twelfth (1/12th) of the estimated increase in operating expenses.

(b)           The term “operating expenses,” as used herein, shall mean any and all expenses, costs and amounts incurred by the Landlord in connection with the ownership, servicing, operation, maintenance, repair and/or management of the Building, and related exterior appurtenances, and the cost of any services or capital expenditures incurred in order to achieve a reduction of any operating expenses (such capital expenditures shall be amortized over the useful life of the relevant improvements) and shall include real estate taxes.  Operating expenses shall include the following costs by way of illustration, but no limitation; real estate taxes and assessments levied on the Building and the real property upon which the Premises is located; utilities and services; insurance premiums (provided, in the event that at any time during the term hereof Landlord obtains insurance not carried during the base year, only the increase over what such policy would have cost during such base year, as reasonably determined by Landlord, shall be included as an operating expense); licenses, permits and inspection fees; accounting, legal, inspection, consulting and other services; wages, salaries and other compensation and benefits for all persons engaged in the operation, maintenance or security of the Premises; operation, repair and maintenance of all systems and equipment and components thereof, including replacement of components, janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, if any, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, bathrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, re-paving and re-striping parking facilities, and roof repairs; and all other costs of maintenance and management of the Building.  Operating expenses shall not include capital improvements (other than those specified in the third line of this subparagraph above); expenses of painting, decorating and alteration of other than public areas; interest and amortization of mortgages; depreciation of the Building; income or franchise taxes or other such taxes imposed or measured by the net income of the Landlord from operation of the Building and related exterior appurtenances.  “Operating Expenses” shall also not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following:  (a) costs occasioned by the act, omission or violation of current and existing law by Landlord, or their respective agents, employees or contractors; (b) costs to correct any construction defect in the Premises or the Building or to comply with any CC&Rs requirement or law applicable to the Premises or the Building in effect on the Commencement Date; (c) insurance deductibles or other costs occasioned by casualty in excess of $50,000 with respect to any single claim; and (d) costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the use, release or emission of the Hazardous Material in question by Tenant.  If the operating expenses in the base year are not based on a fully leased Building, then such amounts shall be increased to reflect a fully leased Building.

(c)           The parties agree that Tenant’s pro rata share of operating expenses shall be         %, representing the ratio that the approximate rentable area of the space contained in the Building.

(d)           Within forty-five (45) days following the end of each calendar year, Landlord shall furnish to Tenant a statement certified as correct by an officer of Landlord, showing the operating expenses incurred by Landlord during such period.  If Tenant’s pro rata share of operating expenses incurred shall exceed the payments made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement.  If Tenant’s payments exceed the operating expenses.  Tenant may offset the excess against estimated operating expense rental payments next coming due.  Tenant may audit the books, records and supporting documents of Landlord to the extent necessary to determine the accuracy of the foregoing statement during normal business hours.  Such audit, if           will occur within one hundred eighty (180) days after Tenant receives such notice.  Tenant shall bear the cost of such audit, unless such audit discloses             Landlord has overstated Tenant’s pro rata share of operating expenses by more than ten percent (10%) of the actual amount of such costs, in which event Landlord shall pay the cost of Tenant’s audit.  Landlord shall promptly refund any overcharges to Tenant.

(e)           If the Commencement Date is other than January 1, or if the termination date is other than December 31, Tenant’s proportionate share of any increased operating expense for such year shall be pro rated based upon a 365 day year.

(f)            Even though the term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s proportionate share of operating expenses for the year in which this Lease terminates, Tenant shall pay any increase due over the estimated expenses paid and conversely any       payment, less any amounts due Landlord hereunder, shall be rebated by Landlord to Tenant.

6. SECURITY DEPOSIT

As partial consideration for the execution of this Lease, the Tenant has this day paid the Landlord the sum of $2,550.20, the receipt of which is hereby acknowledged.  If Tenant defaults with respect to any provision of this Lease beyond applicable notice and cure periods, including, but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of said deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of said deposit is so used or applied, Tenant shall within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore said deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep said deposit separate from its general funds, and Tenant shall not be entitled to interest on said deposit.  Tenant agrees that Landlord is not a trustee of said deposit and may commingle it, use it in ordinary business, transfer or assign it, or use it in any combination of those ways.  If Tenant is not in default beyond applicable notice and cure periods, said deposit shall be credited on the payment of the last month’s minimum rental of the term of this Lease or to any outstanding sum owed to Landlord by Tenant at the expiration of this Lease.

7. USE

Tenant shall use the Premises for telephone switching equipment and general office purposes including marketing, sales and customer services and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way (a) increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, unless Tenant obtains the prior written consent of Landlord and Tenant pays such increase or (b) cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

8. COMPLIANCE WITH LAW

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated.  Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding the making of structural changes not related to or affected by Tenant’s improvements or acts (which shall be the responsibility of Landlord).  The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant,       her Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.  Landlord warrants and represents that, as of the date hereof, to the best of Landlord’s knowledge, the Premises and the Building comply with all applicable laws, rules, regulations, codes, and ordinances.

9. ALTERATIONS AND ADDITIONS

Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof without the written consent of Landlord first had and obtained and any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the term become a part of the realty and belong to the Landlord and shall be surrendered with the Premises.  In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, and any contractor or person selected by Tenant to make the same must first be approved of writing by the Landlord.  Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, given at least thirty (30) days prior to the end of the term, at Tenant’s sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Premises caused by such removal.  Landlord hereby consents to the Tenant Improvements set forth on the space plan on Attachment 1 attached hereto, which shall be at Tenant’s sole cost and expense.  In addition, Tenant may construct nonstructural alterations in the Premises without Landlord’s prior approval; provided that (a) the cost of any project does not exceed $5,000.00; and (b) Tenant shall give Landlord prior notice of such improvements as required by Article 11 hereof.  Trade fixtures, furniture, equipment and other personal property installed by the Tenant in the Premises (“Tenants Property”) shall at all times be and remain Tenant’s property.  Tenant may at any time remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal and Tenant is not then in default under this Lease.

10. REPAIRS

a.             By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in its present condition.  Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted.  Tenant shall upon the expiration or sooner termination of this Lease hereof surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted.  Landlord shall have no obligation whatsoever to alter, remodel, improve, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations or warranties to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

b.             Notwithstanding the provisions of Article 10.a. hereinabove, Landlord shall repair and maintain the structural portions of the Building, including, without limitation, the roof, foundation, floor slab, exterior walls and interior structural supports and the basic plumbing, air-conditioning, heating, and electrical systems, installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the all costs of such maintenance and repairs.  Tenant shall maintain any air conditioning, heating or electrical systems installed by Tenant or necessary for Tenant beyond the basic systems currently on the Premises.  Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to

Landlord by Tenant.  Except as provided in Article 21 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

c.             In the event Landlord fails to perform any of its obligations herein or under the Lease and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to complete where such default could not reasonably be cured within said thirty (30) day period, then Tenant shall have the right, but not the obligation, to cure such default and to demand reimbursement by landlord of the cost of such cure, with interest thereon at the rate of ten percent (10%) per annum from the date of the expenditure until repaid.

11. LIENS

Tenant shall keep the Premises and the real property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant.  Tenant shall provide Landlord with at least ten (10) days notice of any alterations that Tenant will make to the Premises in order that Landlord may post notices of nonresponsibility with respect to such alterations.  Tenant shall immediately cause any lien on the Building in connection with alterations made by Tenant to be discharged or removed of record by either paying the amount thereof or obtaining a lien release bond in an amount equal to one hundred fifty percent (150%) of the amount of said lien.

12. ASSIGNMENT AND SUBLETTING

Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, and a consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.  Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease, except however, Tenant may, with prior notice, but without Landlord’s prior written consent, sublet the Premises or assign the Lease to (a) a subsidiary, affiliate division or corporation controlling, controlled by or under common control with Tenant, (b) a successor corporation related to Tenant by merger, consolidation, or non bankruptcy reorganization, or (c) the purchaser of substantially all of Tenant’s assets.  A sale or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting or any other transfer of the Lease.

13. HOLD HARMLESS

Except to the extent of the negligence or willful misconduct of Landlord or its’ agents, contractors or invitees, Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising out of or in connection with Tenant’s use or occupancy of the Premises or from any activity, work, or other thing done, permitted or suffered by the Tenant in or about the Building, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of Tenant, and from all and against all costs, attorney’s fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.

Landlord or its agents shall not be liable for any damage to property entrusted by Tenant to agents or employees of Landlord (i.e., janitorial help), nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from  fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, except to the extent of the negligence or willful misconduct of Landlord or its’ agents, contractors or invitees.  Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments, loss of business by Tenant, nor shall Landlord be liable for any latent defect in the Premises or in the Building.  Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

Tenant agrees to defend and hold harmless Landlord from any and all claims for damages suffered or alleged to be suffered in or about the Premises, by any employee or other person, or any firm or corporation, except to the extent of the negligence or willful misconduct of Landlord or it’s agents, contractors or invitees.

14. INSURANCE/SUBROGATION

Landlord shall maintain “all risk” property insurance insuring against risk of loss or damage to the Premises for the full replacement cost thereof.  Notwithstanding anything to the contrary herein or in the Lease, the parties hereto release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is actually covered by property insurance in force or which would normally be covered by full replacement value “all risk” property insurance, without regard to the negligence or willful misconduct of the entity so released.  Each party shall cause each insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby.  All of Landlord’s and Tenant’s repair and indemnity obligations under the Lease shall be subject to the waiver contained in this paragraph.

15. LIABILITY INSURANCE

Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance with minimum amounts of $1,000,000.00 per Occurrence and an aggregate limit of $2,000,000.00 for property damage, and combined limits of $1,000,000.00 per Occurrence and an aggregate limit of $2,000,000.00 per individual and per incident for personal and bodily injury, insuring Landlord and Tenant against liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  The limit of said insurance shall not, however, limit the liability of the Tenant hereunder.  Tenant may carry said insurance under a blanket policy, providing, however, said insurance by Tenant shall list Landlord as Primary Additional Insured.  If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant.  Insurance required hereunder, shall be in companies rated A-VII or better in “Best’s Insurance Guide”.  Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord naming Landlord as Primary Additional Insured.  No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord.  Tenant shall also at its own expense maintain, during the Lease Term, and at any time prior to the Lease Term commencing with the date on which the Tenant is given possession of the Premises for any reason, insurance covering its furniture, fixtures, equipment, all leasehold improvements and inventory in an amount equal to not less than 100% of the full replacement value thereof.

16. SERVICES AND UTILITIES

Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days, to be determined by Landlord at its reasonable discretion, and subject to the rules and regulations of the Building of which the Premises are a part, water, refuse services and sanitary sewer.  Landlord shall also maintain and keep lighted the common stairs, common entries and wash exterior windows of the Building of which the Premises are a part.  Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.  Landlord shall not be liable under any circumstances for a loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.  Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof shall be paid by Tenant to Landlord upon demand by Landlord.  Tenant shall provide and pay for janitorial service to the Premises arrange for and separately meter and pay for electrical service and shall replace lamps in all light fixtures within the Premises.

17. PROPERTY TAXES

Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon              Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises.  In the event any or all of the Tenant’s leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building.  Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

18. RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate.  Landlord reserves the right from time to time to make all reasonable modifications to said rules.  The additions and modifications to those rules shall be

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binding upon Tenant upon delivery of a copy of them to Tenant.  Landlord shall not be responsible to Tenant for the nonperformance of any said rules by any other tenants or occupants.

19. HOLDING OVER

If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month, terminable on thirty (30) days written notice from either party to the other, at a rental in the amount of 125% of the last monthly rental, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy unless so modified and/or extended by Landlord in writing and attached to said Lease.

20. ENTRY BY LANDLORD

Landlord reserves and shall at any and all time, upon twenty-four hour advanced notice to the Tenant, have the right to enter the Premises, inspect the same, supply any service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably.  Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  Any entry by Landlord and Landlord’s agents shall not impair Tenant’s operations more than reasonable necessary.  Notwithstanding any of the above, Landlord shall have the right of immediate entry and the right to use any and all means which Landlord may deem proper to open doors in the Premises in an emergency, without liability to Tenant except for any failure to exercise due care for Tenant’s property.  Any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.  Landlord shall not show the Premises to prospective tenants prior to the last ninety (90) days of the expiration of the term including extensions thereto.  Notwithstanding anything to the contrary in the Lease, Landlord shall not have access to the switch area, except in the event of an emergency, and in the event of such emergency, must be accompanied by an authorized agent of Tenant.

21. RECONSTRUCTION

In the event the Premises or the Building are damaged by fire or other perils covered by Landlord’s insurance, Landlord agrees to forthwith repair the same; and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with the business carried on by the Tenant in the Premises.  Except to the extent covered by rental insurance held by Landlord, if the damage is due to the fault or neglect of Tenant or its employees, there shall be no abatement of rent.

In the event the Premises or the Building are damaged as a result of any cause other than the perils covered by Landlord’s insurance, then Landlord shall forthwith repair the same, provided the extent of the destruction is less than ten (10%) per cent of the then full replacement cost of the Building of which the Premises are a part.  In the event the destruction of the Premises or the Building are damaged as a result of any cause other than the perils covered by Landlord’s insurance to an extent equal to or greater than ten (10%) per cent of the full replacement cost of the Building, then Landlord shall have the option:  (1) to repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately reduced as hereinabove in this Article provided; or (2) give notice to Tenant at any time within sixty (60) days after such damage terminating this Lease as of the date specified in such notice, which date shall be no less than thirty (30) and no more than sixty (60) days after the giving of such notice.  In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by a proportionate amount based upon the extent, if any, to which such damage materially interfered with the business carried on by the Tenant in the Premises, shall be paid up to date of said such termination.

Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last six (6) months of the term of this Lease including any extension thereof, and the cost to repair such damage which exceeds $20,000.

Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant.

The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant’s personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.  If the Premises are damaged by any          and Landlord does not elect to terminate the Lease or is not entitled to terminate the Lease pursuant to its terms, then Tenant shall have the option to terminate the Lease if the Premises cannot be, or are not in fact, fully restored by Landlord to their prior condition within one hundred eighty (180) days after the damage.

22. DEFAULT

The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

a.             The vacating or abandonment of the Premises by Tenant.

b.             The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof by Landlord to Tenant.

c.             The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in Article 22.a., b. and d. above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

d.             The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days.

23. REMEDIES IN DEFAULT

In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

a.             Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney’s fees, any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; that portion of the leasing commission paid by Landlord and applicable to the unexpired term of this Lease.  Unpaid installments of rent or other sums shall bear interest from the date due at the rate of eighteen (18%) per cent per annum.  In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (a) taking possession of the Premises and recovering from Tenant the amount specified in this paragraph, or (b) proceeding under the provisions of the following Article 23.b. or c.

b.             Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises.  In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

c.             Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decision of the State in which the Premises are located.

Landlord shall have no security interest or lien on any item of Tenant’s property.  Landlord waives any right of Landlord’s lien that may arise at law.

24. EMINENT DOMAIN

If more than twenty-five (25%) per cent of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, and Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.  If either less than or more than twenty-five (25%) per cent of the Premises is taken and neither party elects to terminate as herein provided, the rental thereafter to be paid shall be equitably reduced.  If any part of the Building other than the Premises may be so taken or appropriated, Landlord shall have the right at its option to terminate this Lease and shall be entitled to the entire award as above provided.  In the event the Premises or the Building are condemned, Tenant shall receive a portion of the condemnation proceeds (whether by award or payment under threat of condemnation) based on:  (i) the unamortized value, allocable to the remainder of the Lease term, of any improvements installed at Tenant’s expense, (ii) Tenant’s moving cost; and (iii) Tenant’s trade fixtures.

25. OFFSET STATEMENT

Tenant shall at any time and from time to time upon not less than twenty (20) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease is so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

26. AUTHORITY OF PARTIES

If Tenant is a corporation, Tenant represents and warrants that each individual executing this Lease on behalf of said corporation is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

27. GENERAL PROVISIONS

(i)            Plats and Riders.  Clauses, plats and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof.

(ii)           Waiver. The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of the acceptance of such rent.

(iii)         Notices. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing.  All notices and demands to Landlord or Tenant shall be delivered personally, or sent via nationally recognized overnight courier, or deposited in the United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as set forth below, or to such other place as Tenant or Landlord may from time to time designate in writing.  Any notice required under the Lease that is sent by mail shall be deemed received, if properly addressed three (3) business days after any such notice is deposited in the United States mail certified, postage-prepaid, return-receipt requested or one (1) business day following deposit with any overnight courier, cost prepaid or upon actual deliver, whichever is earlier.

LANDLORD	TENANT

Shaub Properties lnc.	Advance TelCom Group, Inc.
c/o Kellis Commercial Inc.	885 San Antonio Road, Suite R
2115 S. 56th St. Suite 205	Los Altos, CA 94022
Tacoma, WA 98409

(iv)          Joint Obligation.  If there be more than one Tenant the obligations hereunder imposed upon Tenants shall be joint and several.

(v)            Marginal Headings.  The marginal headings and Article titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(vi)          Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

(vii)         Successors and Assigns.  The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(viii)        Recordation. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

(ix)          Quiet Possession.  Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

(x)           Additional Rent.  Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises.  Accordingly, if any installment of rent or if a sum due from Tenant shall not be received by Landlord or Landlord’s designee within three (3) days after said amount is past due, then Tenant shall pay to Landlord additional rent equal to five (5%) per cent of such overdue amount or Fifty and no/100ths dollars ($50.00), which ever is greater.  The parties hereby agree that such additional rent represents a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant.  Acceptance of such additional rent by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

(xi)          Prior Agreements.  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.  This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(xii)         Inability to Perform.  This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

(xiii)       Attorneys’ Fees.  In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorneys’ fees or in any appeal therefrom.  Landlord shall also be entitled to any and all fees and costs incurred in connection with a bankruptcy by Tenant.

(xiv)        Sale of Premises by Landlord.  In the event of any sale of the Building, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; provided the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, shall have assumed in writing and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

(xv)          Subordination, Attornment.  Upon request of the Landlord, Tenant will in writing, within twenty (20) days following such request, subordinate its rights hereunder to the lien of any first mortgage, or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building of which the Premises are a part, and upon any buildings hereafter placed upon the land of which the Premises are a part and to all advances made or hereafter to be made upon the security thereof; provided, that the ground lessor, lender or other holder of the interest to which this Lease shall be subordinated contemporaneously executes a recognition and nondisturbance agreement which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant’s rights hereunder.

In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

Landlord shall use its best efforts to cause all mortgagees, lenders, ground lessors and other parties currently holding a security interest affecting the Premises to execute, within ninety (90) days of the Commencement Date, a recognition and nondisturbance agreements which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease beyond applicable notice and cure periods and (ii) recognizes all of Tenant’s rights hereunder and under the Lease.

(xvi)        Name. Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

(xvii)       Separability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.

(xviii)      Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

(xix)        Choice of Law/Venue.  This Lease shall be governed by the laws of the State in which the Premises are located.  Venue shall be in Pierce County.

(xx)         Signs and Auctions.  Tenant shall not place any sign upon the Premises or Building or conduct any auction thereon without Landlord’s prior written consent.  All signage shall be consistent with the sign criteria set forth on Exhibit “B”.

(xxi)        Hazardous Substances and Infectious Waste.  Tenant hereby agrees that Tenant shall not use, store, manufacture, or dispose of any substance or material which may be deemed to be hazardous, toxic or infectious or subject to any regulation for storage, use or disposal by any governmental authority including the Environmental Protection Agency, and the Washington Department of Health (“Hazardous Materials”), except with respect to the use of storage of petroleum products in connection with its generator, and then, only if such Hazardous Materials are used, stored, manufactured and disposed of at Tenant’s sole cost and expense in accordance with all applicable laws, rules, regulations, recommendations and ordinances of any governmental authority.  As used herein, “Hazardous Materials” shall include, but are not limited to, any material or substance which is infectious; flammable; explosive; corrosive; radioactive; toxic; petroleum; or any volatile derivative of petroleum; asbestos and any substance defined as a hazardous substance, hazardous material, toxic substance, or hazardous waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) (42 U.S.C. SS 9601 et. seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901, et. seq.), the Federal Water Pollution Control Act (33 U.S.C. S 1317), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Section 70.105.010 of Chapter 70.105 of the Revised Code of Washington (“Hazardous Waste Management Law”), Section 2 (6) of Chapter 2 of the 1987 Laws of Washington, and all amendments to these laws and regulations adopted or publications promulgated pursuant to these laws.  Hazardous Materials shall also include any other applicable government regulations defining or describing such material.  Tenant further agrees that it shall upon written request, give a written certification to Landlord regarding the substances then used by Tenant, the amounts and the methods of storage, treatment, use and disposal.  To the best knowledge of Landlord, (a) no Hazardous Material is present in the Building or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present at or in the immediate vicinity of the Building, and (c) no action, proceeding or claim is pending or threatened regarding the Building concerning any Hazardous Material or pursuant to any environmental law.  Notwithstanding anything to the contrary in the Lease, under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Building, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Material, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material by Tenant or its agents or employees in violation of applicable environmental laws or this Article.  Tenant shall indemnify, defend, protect and hold harmless Landlord, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against all losses, costs, claims, liabilities and damages (including attorneys’ and consulting fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Materials stored, manufactured, used or disposed of on the Premises by Tenant or its agents or employees in violation of this Article or applicable environmental laws.

28. WAIVER OF JURY TRIAL

The parties hereto hereby waive their respective right to a jury trial.

29. BROKERS

Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease excepting only Kellis Commercial Inc., 2115 S. 56th St., Suite 205, Tacoma, Washington, 98409, and Kidder Mathews & Segner, 1201 Pacific Avenue, Suite 801, Tacoma, Washington, 98402 (“Broker), and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

Upon execution of this Lease by both parties, Landlord shall pay to Kellis Commercial Inc., a licensed real estate broker, a fee per schedule of fees and commissions of Broker attached hereto as Exhibit “C” (“Fee Schedule”).  Landlord further agrees that if Tenant exercises any option granted herein or any option substantially similar thereto, either to extend the term of this Lease, to renew this lease, to purchase said Premises or any part thereof and/or any adjacent property which Landlord may own or in which Landlord has an interest, or any other option granted herein, if said Broker is the procuring cause of any other lease or sale entered into between the parties pertaining to the Premises and/or any adjacent property in which Landlord has an interest, then as to any of said transactions, Landlord shall pay Broker a fee in accordance with the Fee Schedule.  Landlord agrees to pay said fee not only on behalf of Landlord but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder.  Any transferee of Landlord’s interests in this Lease, by accepting an assignment of such interest, shall be deemed to have assumed Landlord’s obligation under this Article 29.  Said Broker shall be a third party beneficiary of the provisions of this Article.

30. OPTION

Lessee may at Lessee’s option extend the original terms of this Lease for two additional periods of 5 years each (“Option Period”), subject to all of the provisions of this Lease, including but not limited to provisions for adjustments to and variations in rent and additional rent.  Failure to exercise the option for any period shall nullify the option for all subsequent periods.  In the event any permitted assignee exercised any of the options to renew, the original Lessee shall continue to be liable during the period of this renewal.  After the exercise of any option to extend, all references in this Lease to the term shall be considered to mean the term as extended, and all references to termination or to the end of the term as extended.  Lessee’s right to the option is subject to:

a.             The following conditions precedent:

1)            The Lease shall be in effect at the time notice of exercise is given and on the last day of the term.

2)            The Lessee shall not be in default under any provision of this Lease beyond applicable notice and cure periods.

b.             Compliance with the following procedure before exercise of the option:

1)            At least one hundred and twenty (120) days before the last day of the term, Lessee shall give Lessor written notice irrevocably exercising the option.

2)            In lieu of executing a new lease, each party shall, at the request of the other, endorse on the original lease or on a true copy of the original lease that party’s signature or signatures, the date the option was exercised and the words “option exercised”.  Alternatively, each party shall, at the request of the other, execute a Memorandum, in recordable form, acknowledging the fact that the option has been exercised and otherwise complying with the requirements of Law for an effective memorandum or abstract of lease.

Monthly Rent shall be adjusted at the beginning of each five-year Option Period to an amount equal the Fair Market Rent for the Premises.  The term “Fair Market Rent” shall mean the greater of (a) the Monthly Rent at the time of determination, or (b) rent obtained for comparable space of similar size and location in comparable centers in the greater Tacoma area on the date such determination is made at the best use for the Premises.  Landlord and Tenant shall use good faith efforts to agree on Fair Market Rent within thirty (30) days after exercise by Tenant of its option to extend.  If the parties cannot agree on the Fair Market Rent for the Premises within such time, then the Fair Market Rent shall he determined as follows:  Both Landlord and Tenant shall each designate an appraiser familiar with the rent of Tacoma commercial real properly.  The two appraisers shall have thirty (30) days within which to determine the Fair Market Rent for the Premises.  If the two appraisers agree upon the such rent, they shall jointly render a single written report stating that Rent.  If the two appraisers cannot agree upon the Fair Market Rent of the Premises, they shall each render separate written reports and shall, within fifteen (15) days, appoint a third appraiser who shall determine the Fair Market Rent thereof and shall render a written report of his opinion thereon.  The Fair Market Rent contained in the aforesaid joint written report, or the written report of the third appraiser, as the case may be, shall be the appraised Fair Market Rent;  provided that if the Rent determined in the report of the third appraiser is more than the higher of the first two appraisals, the higher of the first two appraisals shall govern; and provided further, that if the Rent contained in the appraisal report of the third appraiser is less than the lower of the first two appraisals, the lower of the first two appraisals shall govern.  Each party shall pay the fees and other costs of the appraiser appointed by that party and the fees and other costs of the third appraiser shall he shared equally by both parties.  Such Fair Market Rent for the purposes of this Lease shall be final and binding upon the parties.

Notwithstanding the foregoing, if the Fair Market Rent for any renewal term is determined by appraisal as set forth above and if Tenant does not, in Tenant’s sole discretion, approve the rental amount established thereby, then Tenant may rescind its exercise of the renewal option by giving Landlord written notice of such election to rescind within ten (10) days after such monthly rent amount has been established.  If Tenant rescinds its exercise of the renewal option, then (i) the Lease shall terminate on the one hundred twentieth (120) day after Tenant’s notice of rescission or on the date the Lease term would otherwise, have expired absent Tenant’s exercise of the renewal option, whichever is later, (ii) Tenant shall pay all costs and expenses of the appraisal or arbitration and (iii) rent for any period after the original lease term shall be set at the determined Fair Market Rent.

31. AGENCY DISCLOSURE

At the signing of this agreement the leasing licensee D. William Frame, III and Kidder Mate & Segner, Inc. (company name as licensed) represented Tenant. The listing licensee William R. Kellis and Kellis Commercial, Inc. (company name as licensed) represented Owner. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him her in this transaction. (WAC 308-124D-040)

32. INTENTIONALLY OMITTED

33. PARKING

Landlord shall provide Tenant the use of (5) parking spaces in the Commerce Street Parking Garage at prevailing market rates.

34. SIGNAGE

Landlord hereby approves of Tenant’s signage as set forth on Attachment 2.

35. USE OF SPECIALIZED EQUIPMENT

Landlord acknowledges that Tenant will keep on the Premises (a) batteries specialized for computers, (b) a power generator, and (c) a fuel storage tank containing approximately 1,000 gallons of fuel, and Landlord hereby consents to all of the foregoing;  provided that (i) at all times Tenant complies with all rules, laws, and codes with respect to such items, including all laws concerning Hazardous Materials, (ii) the presence of such items shall not violate any terms of this Lease and (iii) Tenant shall pay all costs and fees in connection with such items.

36. APPROVALS

Whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.

This lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Premises and the other matters set forth in this Lease.  No prior agreement or understanding pertaining to the same shall be valid or of any force or effect.  No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented on Landlord’s behalf, either orally or in writing (except in this Lease) has induced Tenant to enter into this Lease.  Any amendment of this agreement must be in writing and signed by both Landlord and Tenant.  This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

LANDLORD:		TENANT:

Shaub Properties, Inc.		Advance TelCom Group, Inc.

By:	/s/ Steve Shaub	By:	/s/ Bruce Green
Its:	President	Its:	General Manager

This Lease has been prepared for submission to your attorney for his/her approval.  No representation or recommendation is made by Kellis Commercial Inc. or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transactions relating thereto.

CORPORATE

STATE OF WASHINGTON	)
) ss.
COUNTY OF PIERCE	)

On this 9 day of March A.D. 2000, before me personally appeared Steve Shaub to me known to be the President of Shaub Properties Inc., the corporation that executed the within and foregoing instrument, and acknowledged the same instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

/s/ William Kellis
	Name:	William R. Kellis
[Notary Seal]	Notary Public in and for the State of
	Washington, residing at:	2605 N. Starr Tacoma, WA
	My Appointment Expires:	8-10-02

CORPORATE

STATE OF WASHINGTON	)
) ss.
COUNTY OF PIERCE	)

On this 9 day of March A.D. 2000, before me personally appeared Bruce Green G.M. of Advanced TelCom Group, Inc. to me known to be the General Manager that executed the within and foregoing instrument, and acknowledged the same instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

/s/ William Kellis
	Name:	William R. Kellis
[Notary Seal]	Notary Public in and for the State of
	Washington, residing at:	2605 N. Starr Tacoma, WA
	My Appointment Expires:	8-10-02

RULES AND REGULATIONS

1.             No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows.  Tenant shall not without prior written consent of Landlord cause or otherwise sunscreen any window.

2.             The sidewalks, decks, entrances and stairways shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

3.             The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

4.             Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

5.             No furniture, freight or equipment of any kind shall be brought into the Building without the prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes or other heavy objects shall, if considered necessary by landlord, stand on supports of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible the loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

6.             Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds he brought in or kept in or about the Premises or the Building.

7.             No cooking, except microwave cooking for lunch purposes, shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

8.             Tenant shall not use, except otherwise provided in the Lease, or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

9.             Landlord will direct electricians as to where and how telephone wires are to be introduced.  No boring or cutting for wires will be allowed without the consent of the Landlord.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

10.           The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Building and the Building.

11.           Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

12.           No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

13.           Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

14.           Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

15.           Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

16.           Landlord shall have the right to control and operate the public portions of the Building, and the public facilities as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

17.           All entrance doors in the Premises shall be left locked when the Premises are not in use.

18.           Water usage is restricted to those activities normally associated with the use the Premises are leased for and the personal use by Tenant, Tenant’s employees, clients, suppliers or others is strictly forbidden.

19.           Any regulations or restrictions, either temporary or permanent, which shall be imposed by public agencies and which Landlord has no control, shall automatically supersede any provisions of this lease or its rules and regulations and therefore be abided by Tenant.

20.           This complex has been designated as a non-smoking building.  Notification of such must be given to all employees and visitors.

EXHIBIT “A3”

LEGAL DESCRIPTION

Lots 9 through 15, inclusive, in Block 1106 of MAP OF NEW TACOMA, WASHINGTON TERRITORY, filed for record February 3, 1875 in the office of the Pierce County Auditor, in Pierce County, Washington.

TOGETHER with the Easterly 0.42 feet of “Court C”, and the westerly 0.42 feet of “Broadway Plaza” adjacent to and abutting said premises, as vacated by City of Tacoma Ordinance No. 23104, recorded under Auditor’s file No. 8402220183.

EXCEPT from said vacation the Subsurface Rights thereof.

EXCEPT that portion of Lots 9 and 10 lying to the North of the following described lines:

Commencing at the southwesterly corner of said Lot 9 thence South 08 degrees 47’ 13” East along the Westerly line of said Block 1106, 0.08 feet to the point of beginning; thence North 81 degrees 08’ 46” East 0.04 feet to the Northwesterly corner of an existing building as located at the sidewalk level in April 1983; thence continuing North 81 degrees 08’ 46” East along the Northerly face of said building 119.99 feet to a point of intersection with the Easterly line of said Lot 9 (the Northeasterly corner of said building bears North 81 degrees 08’ 46” East 0.03 feet distant) and the terminus of this description.  The above point of terminus bears North 08 degrees 46’ 37” West 0.06 feet distant from the Southeasterly corner of said Lot 9.

ALSO EXCEPT for that portion of Lots 14 and 15 lying to the South of the following described lines:

Commencing at the Northwesterly corner of said Lot 15; thence South 08 degrees 47’ 13” East 0.06 feet to the point of beginning (the southwesterly corner of the above described building bears South 81 degrees 09’ 29” West 0.03 feet distant); thence along the Southerly fact of said building, North 81 degrees 09’ 29’ East 120.01 feet to a point of intersection with the Easterly line of said Lot 14 (the Southeasterly corner of said building bears North 81 degrees 09’ 29” East 0.04 feet distant) and the terminus of this description.  The above point of terminus bears North 08 degrees 46’ 37” West 0.06 feet from the Northeasterly corner of said Lot 15.

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EXHIBIT “B”

TENANT SIGN CRITERIA

A. PURPOSE

The intent of these sign criteria is to provide standards necessary to achieve visually coordinated, balance, and appealing signage for Broadway Place.

All Tenant signs in the building shall be governed by these criteria.  Landlord at all times has full rights of approval of sign design, size, color, spacing of lines and letters, location on the building, and all other aspects of signage.

Upon request of the Tenant, exceptions to these standards will be seriously considered by Landlord.  However, experience has shown that exceptions create inequities and resulting disputes between tenants.  Generally, approval of exceptions will require showing that the tenant has made a considerable investment over a period of time advertising in such a way that public recognition of the business depends on the use of the name, color, shape, or logo for which the exception is requested.

B. GENERAL PROCEDURE

All tenants are required to have signage as provided herein.  Prior to any installation, Tenant shall provide to Landlord a design drawing to scale which accurately shows the sign as it would look when installed, with colors designated in words, construction details and electrical specifications.  Preliminary sketches may be submitted to obtain a response to basic ideas of shape, color, and wording, but a scale drawing will be required from the sign contractor before approval is granted.  Approval will be shown in writing on the face of the scale drawing, signed by the Landlord’s representative.  This signed drawing will be returned to the sign contractor for use in applying to the City for an installation permit.

Modifications to the initial design which are required will be clearly shown on the signed drawing and approval will be conditional on the required changes being made.

C. GENERAL SPECIFICATIONS

1) Each Tenant space shall be provided with an area for a sign on the main building face or on a canopy face.  The sign will be located at the front of the leased space.  In some cases, Landlord may elect to offer tenant the option of an illuminated awning sign.  Tenant may then choose between a building face sign and an awning sign, but may not have both.

2) If any Tenant is to have one under-canopy sign, Tenant’s business name only (no logo) will be affixed to a background using white letters.  Letter style, background material and background color shall be determined solely by the Landlord based on a unified, coordinated, center-wide plan.

3) Signs shall conform to all applicable City of Tacoma ordinances.

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4) Sign wording is limited to the establishment’s name with option to show product or service offered.  (i.e.; Jacques’ Hair Styling).

D. CONSTRUCTION REQUIREMENTS

1) “Can Signs” are expressly prohibited, without Landlord’s prior written consent.

2) All signs may be individual channel letters or channel words of metal construction.  Each large letter, numeral or unit shall be attached, structurally and electrically, individually tot he fascia.  Any secondary line of small letter is allowed to be non-illuminated.

3) Each large letter, numeral or unit shall be internally illuminated and faced with Plexiglass or similar material.  Colors shall be limited to the following:  dark red, green, pink, dark blue, light blue, white, and black.  Additional colors may be approved and added to this list at Landlord’s discretion.

4) To assure the architectural integrity of the building facade, the use of all sign colors, details and materials shall be subject to the Landlord’s approval.  Complete shop drawings, indicating dimensions, position on fascia, materials and colors must be submitted to the Landlord for written approval prior to submission to the City.

E. MISCELLANEOUS REQUIREMENTS

1) Flashing, moving or audible signs will not be permitted.

2) No exposed conduit, electro-metallic tubing, ballast boxes, transformers or raceways shall be permitted.

due to the increasing tasteful use of exposed neon, exposed neon tubing will be considered on a case-by-case basis.  In general, exposed neon as part of a channel letter sign should not dominate the design.  Outline tubing and full border tubing are not acceptable.

3) Location of all openings for conduits and sleeves in fascia panels and/or building walls shall be indicated by the sign contractor on drawings submitted to the Landlord.  All penetrations of the building structure required for sign installations shall be neatly sealed in a water-tight condition,

4) The sign contractor shall repair any damage caused by installation and Tenant shall be fully responsible for the operation of Tenant’s sign

5) No signmaker’s labels or other identification shall be permitted on the exposed surface of signs.  Testing laboratory labels shall be as inconspicuous as possible within code compliance.

6) If the fascia sign is ever removed for replacement, modification, or because of the termination of lease, Tenant shall leave the fascia panel in good conditions, normal wear and tear excepted.  Without limitation, Tenant shall specifically be required to fill in a

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workmanlike manner any holes left in the fascia by removal of the sign and conduit and to repaint to match existing paint.

F. INFORMATION AND TEMPORARY SIGNING

1) Store front Information Signing:  Each Tenant may place on the storefront, within the glass area next to the front door, white vinyl lettering not to exceed 1” in height nor more than 144 square inches, indicating hours of business, emergency telephone number, etc.  The 144 square inches shall be measured by a rectangle around the outside of all lines of lettering.

2) Second floor office information signing:  Each Tenant may place a sign not to exceed 28” in width, on the office front, within the glass area next to the front door, vinyl lettering, vivid blue helvetica medium, 1 1/2” in height, to identify the company name.  The letters shall be justified to the left side 2 1/2” from the side of the window and the top edge of the top line of letters shall measure 38” from the floor.  Suite #, hours of business and all other information shall be 1” high, vivid blue helvetica medium vinyl lettering.  See example below.  All office signing to be manufactured and installed by a professional, with the Landlord’s prior written approval.

3) Temporary and Portable Signs:  No Tenant shall affix or maintain upon the glass panes and supports of the show windows or upon the exterior walls of the premises or the building or in the parking lot and landscape areas any signs other than as permitted herein except with the Landlord’s approval and then in compliance with city codes.

4) The Tenant may affix or maintain signs as Tenant chooses within Tenant’s demised premises except for all areas within the first thirty-six (36) inches from any glass windows, glass doors and supports of windows and doors.

5) The Landlord may issue written approval to the Tenant permitting deviation from the sign prohibition within the thirty-six (36) inches of all glass windows and doors.

6) Homemade cardboard, butcher-paper, shoe-polish, spray paint, and stencil signs are prohibited.

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